Exhibit 99.1

AXIM® Biotechnologies, Inc. Signs Cannabinoid Product Supply Agreement with Healthcare Company for Clinical Trials on Treatment of Periodontitis

NEW YORK – June 3, 2019 -- AXIM® Biotechnologies, Inc. (OTC: AXIM) (“AXIM® Biotech,” “AXIM” or “the Company”), a world leader in cannabinoid research and product development, today announced that it has signed a cannabinoid product supply agreement with Impression Healthcare Limited (“Impression”) for the supply of the Company’s toothpaste and mouthwash containing cannabidiol (CBD) for its clinical trial for the treatment of periodontitis.

The supply agreement is in preparation for a clinical trial testing the effectiveness of CBD in treating periodontitis, to be performed at Swinburne University of Technology in Melbourne, Australia.

In accordance with the agreement, AXIM will supply the first batch of its patented toothpaste and mouthwash products containing CBD, along with associated placebo units for Impression to perform a randomized control clinical trial.

“With the prevalence of periodontitis worldwide, AXIM recognizes the need to provide consumers with an effective and convenient treatment option,” said AXIM® Biotech CEO John W. Huemoeller II. “We look forward to this next step for AXIM’s cannabinoid-based oral care line and the large potential it holds for treatment in the immense oral care market.”

Oral diseases are the most common noncommunicable diseases across the globe according to the World Health Organization. The World Health Organization also estimates severe periodontal disease to be the 11th most common disease worldwide.

“Impression is proud to sign this supply agreement with AXIM considering the reputation it holds for quality and innovation in cannabinoid research,” said Impression Healthcare Limited CEO Joel Latham. “As we prepare for this clinical trial, we hope that our agreement with AXIM represents the beginning of a long-standing relationship between our two companies.”

Impression Healthcare Limited is an innovative healthcare company that sells customized oral devices both direct-to-consumer and via the company’s growing B2B preferred practitioner network of dentists. With its own laboratory in Victoria, Australia, Impression offers best-in-class teeth protection and helps its customers to combat bruxism, snoring, mild-to-moderate sleep apnoea and teeth discoloration with custom-fitted oral devices.

To learn more about AXIM® Biotechnologies, Inc., visit http://aximbiotech.com/.

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About AXIM® Biotechnologies

AXIM® Biotechnologies, Inc. (AXIM) is a world leader in the research and development of cannabinoid-based pharmaceutical and nutraceutical products. Along with building a robust intellectual property portfolio, AXIM is focused on clinical development programs that bring more efficacy and/or lower side effects than existing alternatives and require small to medium budgets and timelines to bring to market which presents a high added-value to the pharmaceutical field.

AXIM's flagship product, MedChew® with dronabinol, is planned to undergo a bioequivalence study in the near future to fast track through FDA as an alternative to approved Marinol. For more information, please visit www.AXIMBiotech.com.

Public Relations Contact:

Andrew Hard

Chief Executive Officer

CMW Media

P. 858-264-6600

andrew.hard@cmwmedia.com

www.cmwmedia.com

Corporate Contact Info:

North American Address:

45 Rockefeller Plaza, 20th Fl.

New York, NY 10111, USA

P. 844 294 6246

European Address:

Industrieweg 40, Unit B4

3401 MA IJsselstein

Netherlands

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of AXIM Biotechnologies, Inc. to be materially different from the statements made herein.

LEGAL DISCLOSURE

AXIM® Biotechnologies does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA).